SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2008

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (Amendment No. 1) of Washington Mutual, Inc. (the “Company”) amends and supplements the Current Report on Form 8-K (the “Original Form 8-K”) that the Company filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2008.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of David Bonderman to the Board of Directors; Related-Person Transactions

As previously reported in the Original Form 8-K, on April 15, 2008 David Bonderman was elected to the Board of Directors (the “Board”) of the Company by the unanimous vote of the other members of the Board.  The Original Form 8-K also reported that the Company was in the process of obtaining the necessary information to determine whether related-person transactions (as defined under SEC rules) exist with respect to Mr. Bonderman, and that as provided under SEC rules, the Company would file an amendment to the Original Form 8-K if it determined that any such transactions exist after obtaining and reviewing the appropriate information.  The Company is now filing this Current Report on Form 8-K/A to report that it has determined that the transactions described below are related-person transactions with respect to Mr. Bonderman.

Mr. Bonderman is a founding partner of TPG Capital, L.P. (“TPG”) and has served in that role since 1992.  Under the Investment Agreement by and among the Company and certain investment vehicles managed by TPG (the “TPG Investors”), dated as of April 7, 2008 (the “Investment Agreement”), the Company agreed to cause one person nominated by one of the TPG Investors to be elected to the Company’s Board.  Mr. Bonderman was elected to the Board as the nominee of such TPG Investor pursuant to the Investment Agreement.  The TPG Investors purchased an aggregate of $2 billion in newly-issued securities from the Company under the Investment Agreement.  Pursuant to the terms of the Investment Agreement, the Company paid $50 million to TPG, which amount was intended to reimburse the TPG Investors for the expenses TPG and its affiliates incurred in connection with the transactions contemplated by the Investment Agreement.  Mr. Bonderman is an officer, director and significant shareholder of certain TPG affiliates that indirectly control the TPG Investors and may be deemed to be the beneficial owner of the Company securities held by the TPG Investors.

More information about the Investment Agreement and related matters is disclosed in the Company’s Form 8-K filed with the SEC on April 11, 2008 and the Company’s preliminary revised proxy statement filed with the SEC on May 9, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Stewart M. Landefeld Stewart M. Landefeld Executive Vice President